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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                            ------------------------

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 1, 1995

                            ------------------------

                            THE TIMES MIRROR COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           DELAWARE                          1-4914                   95-4481525
 (STATE OR OTHER JURISDICTION       (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
       OF INCORPORATION)                                          IDENTIFICATION NO.)

      TIMES MIRROR SQUARE                                                90053
    LOS ANGELES, CALIFORNIA                                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE
            OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:(213) 237-3700

                                  NEW TMC INC.
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


GENERAL


     On February 1, 1995, the predecessor ("Old Times Mirror") to The Times Mirror Company (the "Company" or "New Times Mirror") consummated a series of transactions described below (collectively, the "Transactions") which resulted in the acquisition of Old Times Mirror's cable television business by Cox Communications, Inc. ("Cox"). All references herein to "Times Mirror" shall mean Old Times Mirror and New Times Mirror, as the successor to Old Times Mirror, collectively.


THE TIMES MIRROR COMPANY

     The Company, as the successor to Old Times Mirror, is engaged principally in the newspaper publishing, professional information and consumer media businesses. The Company publishes the Los Angeles Times, Newsday and New York Newsday, The Baltimore Sun newspapers, The Hartford Courant, The Morning Call, The Advocate and the Greenwich Time. In addition, the Company publishes several smaller newspapers.


     Prior to the consummation of the Transactions, these businesses (the "Publishing Business") were conducted by Old Times Mirror, which was also engaged in the ownership and operation of cable television systems. Old Times Mirror's cable television business consisted of Old Times Mirror's wholly owned subsidiary, Times Mirror Cable Television, Inc. ("TMCT"), and the subsidiaries of TMCT (collectively with TMCT, "Times Mirror Cable"). Times Mirror Cable owns and operates approximately 60 cable systems in four geographic regions, including Phoenix, Arizona, Southern California and Rhode Island. As of September 30, 1994, these systems, which were operated under the name "Dimension Cable Services," served approximately 1.2 million basic subscribers in 13 states and passed approximately 2.1 million homes.


     Old Times Mirror was incorporated in 1884 in the State of California and was reincorporated in the State of Delaware in 1986. The Company was incorporated in the State of Delaware in June 1994 for the purpose of owning and operating the Publishing Business after the consummation of the Transactions. The Company was originally incorporated under the name "New TMC Inc.," but changed its name to "The Times Mirror Company" immediately after the consummation of the Transactions.

COX COMMUNICATIONS, INC.

     Cox, which was a wholly owned subsidiary of Cox Enterprises, Inc. ("Cox Enterprises") prior to the consummation of the Transactions, is a fully-integrated diversified media and broadband communications company with operations and investments in four related areas: (i) U.S. cable television systems; (ii) international cable television systems; (iii) programming; and
(iv) telecommunications and technology. Prior to the consummation of the Transactions, Cox was the sixth largest cable television operator in the United States, serving as of September 30, 1994 approximately 1.9 million basic customers in 18 states. Internationally, Cox has invested significantly in cable systems in the United Kingdom and in Denmark. Cox also holds substantial investments in several cable television programming services, including The Discovery Channel, The Learning Channel, E! Entertainment, UK Gold and Viewer's Choice. Finally, Cox has numerous investments in the telecommunications and technology industry, including businesses involved in competitive access telephony, on-screen programming guides, communications, direct broadcast satellite operations, computer software and interactive services. Cox was incorporated in the State of Delaware in May 1994 under the name "Cox Cable Communications, Inc.," and on November 21, 1994, Cox's name was changed to "Cox Communications, Inc." Prior to Cox's incorporation, Cox's operations and investments were a division of Cox Holdings, Inc., a subsidiary of Cox Enterprises.

DISPOSITION OF TIMES MIRROR CABLE


     Cox was selected as the buyer through an auction conducted by Old Times Mirror in which a number of potential buyers were invited to submit bids. Old Times Mirror received five bids and ultimately determined that Cox's bid was the most favorable.



     Old Times Mirror, the Company, Cox and Cox Enterprises then entered into that certain Agreement and Plan of Merger dated as of June 5, 1994, as amended (the "Merger Agreement"), pursuant to which Cox acquired Times Mirror Cable and the Company became the successor to Old Times Mirror. This was accomplished through the Transactions, which consisted of, among other things: (i) the contribution of the Publishing Business by Old Times Mirror to the Company (the "Contribution"); (ii) the assumption by the Company of all of the liabilities of Old Times Mirror other than those related to Times Mirror Cable and certain other liabilities, including the indebtedness described below under the caption "Consideration"; (iii) the exchange (the "Chandler Exchange") by Old Times Mirror's controlling stockholders, Chandler Trust No. 1, Chandler Trust No. 2 and Chandis Securities Company (collectively, the "Chandler Trusts"), of all of their Old Times Mirror Series A Common Stock, par value $1.00 per share ("Old Times Mirror Series A Common Stock"), and Old Times Mirror Series C Common Stock, par value $1.00 per share ("Old Times Mirror Series C Common Stock" and together with the Old Times Mirror Series A Common Stock, the "Old Times Mirror Common Stock"), for the same number of shares of the Company's Series A Common Stock, par value $1.00 per share (the "Series A Common Stock"), and the Company's Series C Common Stock, par value $1.00 per share (the "Series C Common Stock" and together with the Series A Common Stock, the "Common Stock"), and the commitment by the Company to issue to the Chandler Trusts shares of the Company's Cumulative Redeemable Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), and, under certain circumstances, additional shares of Series A Common Stock (such shares of Series A Preferred Stock and additional shares of Series A Common Stock, if any, are hereinafter referred to as the "Additional Chandler Shares"); and (iv) the merger of Old Times Mirror (then consisting only of Times Mirror Cable) with and into Cox (the "Merger"). Upon the effectiveness of the Merger on February 1, 1995, each share of Old Times Mirror Series A Common Stock outstanding immediately prior to the Merger was converted into one share of Series A Common Stock and a portion of a share of Cox's Class A Common Stock, par value $1.00 per share ("Cox Class A Common Stock"), and each share of Old Times Mirror Series C Common Stock outstanding immediately prior to the Merger was converted into one share of Series C Common Stock and a portion of a share of Cox Class A Common Stock. As a result of the Chandler Exchange, the Chandler Trusts were not stockholders of Old Times Mirror at the time the Merger was consummated and therefore did not receive any of the securities issued in the Merger. The Additional Chandler Shares will be issued on an as yet undetermined date sometime between March 20, 1995 and May 3, 1995.


CONSIDERATION


     The consideration paid by Cox for the acquisition of Times Mirror Cable consists of: (i) the issuance in the Merger of between 48,806,033 shares and 59,651,818 shares of Cox Class A Common Stock to stockholders of Old Times Mirror other than the Chandler Trusts (the "Other Stockholders") and (ii) the assumption by Cox of $1.364 billion of Old Times Mirror's debt and accrued interest.



     The indebtedness assumed by Cox consisted of: (i) approximately $57 million of Old Times Mirror's publicly held notes not repurchased or exchanged in certain tender and exchange offers prior to the effective date of the Merger and
(ii) approximately $1.306 billion of new indebtedness (the "New Indebtedness") incurred by Old Times Mirror shortly before the Merger. As part of the Contribution, Old Times Mirror transferred to the Company as a capital contribution approximately $773 million in cash, which constituted all of the proceeds from the incurrence of the New Indebtedness that remained after repayment of indebtedness incurred to fund the tender offer referred to above and certain other obligations of Old Times Mirror.



     The value of the Cox Class A Common Stock issued to the Other Stockholders (based on the average of the closing prices of a share of Cox Class A Common Stock on the New York Stock Exchange for the five trading days ending on the Valuation Date (as defined below) will be $932 million, or $10.45 per share of Old Times Mirror Common Stock held by the Other Stockholders, provided that the average closing price of the Cox Class A Common Stock during such five trading day period (the "Trading Value") is not less than $15.624 or greater than $19.096. Based on this valuation, the Additional Chandler Shares to be issued to the Chandler Trusts will have a value of $412 million, or $10.45 per share of Old Times Mirror Common Stock held by the Chandler Trusts. There can be no assurance that prior to or after the Valuation Date the Cox Class A Common Stock will have a Trading Value within the range from $15.624 to $19.096 per share. If the Trading Value during the five trading day period is less than $15.624, the value of the Cox Class A Common


Stock received by the Other Stockholders would be less than $932 million, which would mean that the Other Stockholders would receive Cox Class A Common Stock with a value of less than $10.45 per share of Old Times Mirror Common Stock. If the value of the Other Stockholders' Cox Class A Common Stock is less than $932 million, the number of Additional Chandler Shares to be issued would be reduced so that the value of the Additional Chandler Shares to be issued with respect to each share of Old Times Mirror Common Stock owned by the Chandler Trusts would remain substantially equivalent to the value of the Cox Class A Common Stock to be issued with respect to each share of Old Times Mirror Common Stock owned by the Other Stockholders. The "Valuation Date" will be a date to be selected by Cox that is no earlier than March 17, 1995 and no later than May 1, 1995.

JOINT VENTURE BETWEEN THE COMPANY AND COX

     As part of the Merger Agreement, the Company and Cox have agreed to form a joint venture for the purpose of purchasing investment interests in general audience and theme-based cable or pay television programming operations in the United States and throughout the world. The joint venture will be structured as a limited partnership in which a corporation, owned two-thirds by the Company and one-third by Cox, will be the general partner and the Company and Cox will each be limited partners. The Company has agreed to contribute up to $200 million to the joint venture and Cox has agreed to contribute up to $100 million, and the Company and Cox will share in all profits, losses and distributions of the joint venture in proportion to their capital commitments.

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

ITEM 7. PRO FORMA FINANCIAL INFORMATION

                  INDEX TO UNAUDITED PRO FORMA FINANCIAL DATA

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                                                                                        PAGE
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
Unaudited Pro Forma Condensed Consolidated Balance Sheet................................   5
Unaudited Pro Forma Condensed Consolidated Statements of Income.........................   6
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of
  Income................................................................................   7

                       UNAUDITED PRO FORMA FINANCIAL DATA


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


     The unaudited pro forma condensed consolidated balance sheet of Times Mirror has been derived from the historical consolidated balance sheet of Times Mirror adjusted for certain costs and expenses to be incurred as a result of the consummation of the Transactions. The pro forma condensed consolidated balance sheet has been prepared assuming the Transactions occurred on September 25, 1994.



     The pro forma condensed consolidated balance sheet should be read in conjunction with the historical consolidated financial statements and the notes thereto for the year ended December 31, 1993 contained in Old Times Mirror's report on Form 8-K dated November 10, 1994. The pro forma condensed consolidated balance sheet is not necessarily indicative of the financial position of Times Mirror that would have actually been obtained had the Transactions been consummated on September 25, 1994.



                                                    ASSETS
                                                                   PRO FORMA ADJUSTMENTS
                                                                 --------------------------
                                                  HISTORICAL       DEBIT           CREDIT           PRO FORMA
                                                 ------------    ----------      ----------        ------------
                                                                   (IN THOUSANDS OF DOLLARS)
Current Assets
  Cash and cash equivalents...................    $   92,242     $1,306,000(a)   $   52,000(b)
                                                                                     12,232(c)
                                                                                    548,574(a)      $  785,436
  Accounts receivable, less allowance for
    doubtful accounts of $77,305..............       524,549                                           524,549
  Inventories.................................       148,472                                           148,472
  Net assets of discontinued Cable
    operations................................       626,091                        626,091(d)
  Prepaid and other...........................       148,926                                           148,926
                                                 ------------                                      ------------
       Total Current Assets...................     1,540,280                                         1,607,383
Property, plant and equipment, at cost less
  accumulated depreciation of $813,857........     1,294,005                                         1,294,005
Goodwill......................................       711,947                                           711,947
Other intangibles.............................       122,652                                           122,652
Deferred charges and other assets.............       543,956                                           543,956
                                                 ------------                                      ------------
                                                  $4,212,840                                        $4,279,943
                                                 ===========                                       ===========
                                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable............................    $  359,680     $                                  $  359,680
  Accrued liabilities.........................        45,768                                            45,768
  Short-term debt.............................       128,044        103,574(a)                          24,470
  Other current liabilities...................       357,134          1,000(d)                         356,134
                                                 ------------                                      ------------
       Total Current Liabilities..............       890,626                                           786,052
Long-term debt................................       749,044      1,363,000(d)   $1,306,000(a)
                                                                    445,000(a)                         247,044
Other liabilities and deferrals...............       654,177                                           654,177
                                                 ------------                                      ------------
       Total Liabilities......................     2,293,847                                         1,687,273
Cox Class A common stock......................                      932,000(d)      932,000(e)
Shareholders' Equity
  Series A common stock.......................        98,700          1,345(f)
                                                                     16,563(g)                          80,792
  Series B common stock.......................
  Series C common stock, convertible..........        31,259                                            31,259
  Series A preferred stock....................                                      412,000(h)         412,000
  Series B preferred stock....................                                      350,000(g)         350,000
  Additional paid-in capital..................       167,331                                           167,331
  Retained earnings...........................     1,707,446         52,000(b)    1,669,909(d)
                                                                     12,232(c)
                                                                    932,000(e)
                                                                     60,198(f)
                                                                    333,437(g)
                                                                    412,000(h)                       1,575,488
                                                 ------------                                      ------------
                                                   2,004,736                                         2,616,870
                                                 ------------                                      ------------
  Less treasury stock, at cost................        61,543                         61,543(f)               0
  Less guaranteed debt of ESOP................        24,200                                            24,200
                                                 ------------                                      ------------
       Total Shareholders' Equity.............     1,918,993                                         2,592,670
                                                 ------------                                      ------------
                                                  $4,212,840                                        $4,279,943
                                                 ===========                                       ===========

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME


     The unaudited pro forma condensed consolidated statements of income of Times Mirror have been derived from the historical consolidated statements of income of Times Mirror adjusted for interest expense expected to be reduced as a result of the Transactions. The pro forma condensed consolidated statements of income have been prepared assuming that the transaction occurred on January 1, 1993.



     The pro forma condensed consolidated statements of income should be read in conjunction with the historical consolidated financial statements and the notes thereto for the year ended December 31, 1993 contained in Old Times Mirror's report on Form 8-K dated November 10, 1994. The pro forma condensed consolidated statements of income are not necessarily indicative of the financial results of Times Mirror that would have actually been obtained had the Transactions been consummated on January 1, 1993.


                                                             YEAR ENDED DECEMBER 31, 1993
                                                     ---------------------------------------------
                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                  -----------------
                                                     HISTORICAL   DEBIT      CREDIT     PRO FORMA
                                                     ----------   ------     ------     ----------
                                                       (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE
                                                                       AMOUNTS)
Revenues...........................................  $3,243,749                         $3,243,749
Cost of sales......................................   1,759,052                          1,759,052
Selling, general and administrative................   1,215,491                          1,215,491
Restructuring charges..............................      80,164                             80,164
                                                     ----------                         ----------
Operating profit...................................     189,042                            189,042
Interest expense...................................     (84,054)             50,033(i)     (34,021)
Other, net.........................................       4,797                              4,797
                                                     ----------                         ----------
Income from continuing operations
  before income taxes..............................     109,785                            159,818
Income taxes.......................................      58,116   20,514(i)                 78,630
                                                     ----------                         ----------
Income from continuing operations..................  $   51,669                         $   81,188
                                                      =========                          =========
Earnings per common share from continuing
  operations.......................................       $ .40                              $ .19

                                                         NINE MONTHS ENDED SEPTEMBER 25, 1994
                                                     ---------------------------------------------
                                                                      PRO FORMA
                                                                     ADJUSTMENTS
                                                                  -----------------
                                                     HISTORICAL   DEBIT      CREDIT     PRO FORMA
                                                     ----------   ------     ------     ----------
                                                       (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE
                                                                       AMOUNTS)
Revenues...........................................  $2,400,068                         $2,400,068
Cost of sales......................................   1,291,433                          1,291,433
Selling, general and administrative................     921,880                            921,880
                                                     ----------                         ----------
Operating profit...................................     186,755                            186,755
Interest expense...................................     (51,757)             33,964(i)     (17,793)
Nonrecurring gain..................................      22,099                             22,099
Other, net.........................................       2,062                              2,062
                                                     ----------                         ----------
Income from continuing operations
  before income taxes..............................     159,159                            193,123
Income taxes.......................................      79,774   13,925(i)                 93,699
                                                     ----------                         ----------
Income from continuing operations..................  $   79,385                         $   99,424
                                                      =========                          =========
Earnings per common share from continuing
  operations.......................................       $ .61                              $ .49

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND STATEMENTS OF INCOME


(a) To record $1.306 billion of new indebtedness incurred by Times Mirror immediately prior to the Merger. Cash proceeds from this debt were or will be used to purchase or redeem $100 million of fixed rate public notes, all outstanding commercial paper and short-term borrowings related to the debt tender offer. There was $103,574,000 of commercial paper outstanding at September 25, 1994, however, additional short-term borrowings were incurred in mid-December 1994 to fund the debt tender offer. The debt tender offer ended on December 8, 1994 and resulted in the tender of approximately $345 million of debt. These interim borrowings were paid off at or prior to the completion of the Transactions.



(b) Expenses incurred in connection with the Transactions are estimated at approximately $52 million, consisting of legal, accounting, investment banking fees, shareholder litigation costs and costs and expenses incurred for the registration of the capital stock of New Times Mirror. These costs have been reflected in the pro forma balance sheet as a reduction of retained earnings, as these costs relate to the disposition of Times Mirror Cable and the redemption of stockholder interests.



(c) Times Mirror paid a premium to retire the approximately $345 million of fixed rate public notes, as described in note (a) above. The premium and related costs of approximately $12.2 million were recorded as an extraordinary loss in the fourth quarter of 1994, reducing net income. This extraordinary loss is not reflected in the pro forma statements of income.



(d) To record the disposition of Times Mirror Cable. Proceeds of $2.296 billion are comprised of approximately $932 million of Cox Class A Common Stock, received by the Other Stockholders in the Merger, and the assumption of $1.364 billion in debt and accrued interest by Cox. The gain is expected to be approximately $1.6 billion. This gain is not reflected in the pro forma statements of income.



(e) To reflect the deemed distribution of approximately $932 million of the proceeds from the sale of Times Mirror Cable. These proceeds are in the form of Cox Class A Common Stock distributed by Cox directly to the Other Stockholders in the Merger.


(f)  To retire treasury stock outstanding as of the Merger date.


(g) To record the issuance of $350 million, or 16,563,343 shares, of New Times Mirror's Conversion Preferred Stock, Series B, par value $1.00 per share (the "Series B Preferred Stock"), assumed to be exchanged for Series A Common Stock. Stockholders electing to receive Series B Preferred Stock will receive it in exchange for a like number of shares of Common Stock. Each share of Series B Preferred Stock has a stated value of $21.131 per share. The Series B Preferred Stock is stated at liquidation value.


(h) To record the issuance of $412 million of Series A Preferred Stock to the Chandler Trusts. The Series A Preferred Stock is stated at liquidation value.

(i) To reduce interest expense assuming all commercial paper and $500 million of fixed rate public notes outstanding as of January 1, 1993 were retired using cash proceeds from the new indebtedness or were assumed by Cox pursuant to the Merger.


(j) The pro forma earnings per share calculation was determined on the aggregate number of shares of Series A and Series C Common Stock assumed outstanding at January 1, 1993, assuming that the issuance of the Series B Preferred Stock reduces the number of Series A shares by 16,563,343. The Series A and Series B Preferred Stock are not common stock equivalents for earnings per share purposes. The estimated preferred stock dividends of $59.8 million for 1993 and $44.9 million for the first three quarters of 1994 have been deducted from income from continuing operations for purposes of determining earnings per common share from continuing operations. The preferred stock dividends have been estimated using a 9% dividend rate for the Series A Preferred Stock and a 6.5% dividend rate for the Series B Preferred Stock. Subsequent to the Merger, dividends on Common Stock are expected to be reduced. Beginning in June 1995 and continuing for a period of three years, New Times Mirror has agreed to pay an annual dividend on shares of Common Stock of no less than 24 cents per share, subject to the fiduciary duties of New Times Mirror's Board of Directors. Thereafter, the payment of dividends on Common Stock will depend on future earnings, capital requirements, financial condition and other factors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE TIMES MIRROR COMPANY

                                          By      /s/  O. JEAN WILLIAMS
                                             --------------------------------
                                                     O. Jean Williams
                                                  Secretary and Associate
                                                      General Counsel

February 15, 1995


                                 EXHIBIT INDEX

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
                                                                                    SEQUENTIALLY
    EXHIBIT                                DESCRIPTION                              NUMBERED PAGE
    -------                                -----------                              -------------
      2.1       Agreement and Plan of Merger by and between The Times Mirror
                Company, New TMC Inc., Cox Cable Communications, Inc. and Cox
                Enterprises, Inc., dated as of June 5, 1994*......................
      2.2       Amendment No. 1 to Agreement and Plan of Merger by and between The
                Times Mirror Company, New TMC Inc., Cox Communications, Inc. and
                Cox Enterprises, Inc. dated as of December 16, 1994*..............
      2.3       Amendment No. 2 to Agreement and Plan of Merger by and between The
                Times Mirror Company, New TMC Inc., Cox Communications, Inc. and
                Cox Enterprises, Inc. dated as of January 30, 1995................
      2.4       Amended and Restated Stock Exchange and Registration Rights
                Agreement by and between the Times Mirror Company, New TMC Inc.
                and certain stockholders of The Times Mirror Company dated as of
                December 16, 1994*................................................

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* Filed as an exhibit to the Registration Statement on Form S-4 of the
  Registrant (File No. 33-80154) and incorporated herein by reference.